NEUMAN & DRENNEN, LLC
Attorneys at Law
	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Englewood Office 5350 South Roslyn Street, Suite 400 Englewood, Colorado 80111
Clifford L. Neuman, P.C.	Telephone: (303) 449-2100	Telephone: (303) 221-4700
E-mail: clneuman@neuman.com	Facsimile: (303) 449-1045	Facsimile: (720) 488-4755

December 11, 2002

XML - Global Technologies, Inc.
1818 Cornwall Avenue, Suite 9
Vancouver, B.C. Canada V6J 1C7

                                          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to XML - Global Technologies, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 613,100 shares of Common Stock, $.0001 par value ("Common Stock"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

       Based upon the foregoing, we are of the opinion as follows:

       1.      The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

       2.       The Company's authorized capital consists of five hundred million (500,000,000) shares of Common Stock having a par value of $0.0001 each and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 each.

       3.       The 613,100 shares of the Company's Common Stock being registered for sale as more fully described in the Registration Statement are, or will be upon exercise of outstanding options and payment therefor as more fully described in the Registration Statement, lawfully and validly issued, fully paid and non-assessable securities of the Company.

                                                                             Sincerely,

                                                                             /s/ Clifford L. Neuman
                                                                             Clifford L. Neuman

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